UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Amendment No. 1)

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

REED’S, INC.

(Name of Registrant as Specified in its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 30, 2021

I.	SUMMARY OF SUPPLEMENT

This proxy statement supplement (“Supplement”) should be read together with the definitive proxy statement (the “Proxy Statement”) of Reed’s, Inc., a Delaware corporation (“Reed’s” or the “Company”), dated November 29, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2021 in connection with the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. Eastern time, on Thursday, December 30, 2021 completely virtually via teleconference in response to the COVID-19 pandemic.

The purpose of this filing is to update the biography of Christopher J. Reed, our Chief Innovation Officer and to clarify that Mr. Reed has not served as a director of the company since his resignation from his position as director on April 2, 2021. In addition, Mr. Reed is not a current nominee for director.

II.	UPDATES TO BIOGRAPHY

Christopher J Reed’s biography appearing on page 19 of the Proxy Statement is superseded and replaced with the following:

Christopher J. Reed founded our company in 1987 and is currently the company’s Chief Innovation Officer. Mr. Reed served and Chief Executive Officer and President of Reed’s from inception through April 19, 2017. Mr. Reed also served as Chairman of Reed’s board from the company’s inception through November 28, 2016. He continued to serve as a non-independent director of the company through April 2, 2021. Mr. Reed also served as Chief Financial Officer during fiscal year 2007 until October 1, 2007 and again from April 17, 2008 to January 19, 2010.

Mr. Reed has been responsible for our design and products, including the original product recipes, the proprietary brewing process and the packaging and marketing strategies. Mr. Reed received a B.S. in Chemical Engineering in 1980 from Rensselaer Polytechnic Institute in Troy, New York.

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This Supplement is being filed with the SEC and is being made available to stockholders on or about December 6, 2021. Only stockholders of record at the close of business on November 10, 2021 are entitled to receive notice of and to vote at the Annual Meeting.

This Supplement should be read in conjunction with the Proxy Statement. Except as set forth herein, all information set forth in the Proxy Statement remains unchanged. In addition, except as specifically indicated herein, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.